EXHIBIT 99.1

Lexaria Enters New Global Exclusive Collaboration and License Agreement with SulfoSyn

•	Global exclusivity for all non-pharmaceutical applications of DehydraTECH-sulforaphane has been awarded

•	Minimum ongoing payments, royalties and manufacturing revenues part of the agreement

Kelowna, British Columbia – October 13, 2023 – Lexaria Bioscience Corp. (Nasdaq: LEXX) (Nasdaq: LEXXW) (the “Company” or “Lexaria”), a global innovator in drug delivery platforms announces it has granted a new global, exclusive license to use DehydraTECH technology to SulfoSyn Limited (“SulfoSyn”).

The exclusive license granted to SulfoSyn is for all non-pharmaceutical uses of sulforaphane world-wide, including SulfoSyn’s ability to sub-license these rights. These non-pharmaceutical uses include but are not limited to supplements, additives, foods, dietary ingredients, and more. An up-front cash payment has already been received, minimum future payments have been agreed to, and ongoing royalty payments will be generated when they are in excess of the minimum payments.

As part of a broader agreement between the two companies, Lexaria is also being contracted to perform certain DehydraTECH-related manufacturing operations at its US partner facility on behalf of SulfoSyn for an initial term of 2 years. These manufacturing operations are expected to result in an increase in revenue to Lexaria, the amount of which cannot be forecasted at this time.

Beginning in late 2022, Lexaria and SulfoSyn began exploring the applicability of DehydraTECH upon sulforaphane. In extensive testing since, it has been determined that DehydraTECH confers certain superior qualities upon the sulforaphane molecule that are of commercial interest.

Sulforaphane is a sulphur-rich composite molecule commonly found in vegetables such as broccoli, cabbage and kale. According to this study published at the National Library of Medicine, sulforaphane has been shown to exhibit anti-inflammatory, antioxidant, antimicrobial and even antiaging qualities.

About Lexaria Bioscience Corp.

Lexaria Bioscience Corp.’s patented drug delivery technology, DehydraTECH™, improves the way active pharmaceutical ingredients (APIs) enter the bloodstream through oral delivery. Since 2016, DehydraTECH has repeatedly demonstrated the ability to increase bio-absorption with cannabinoids, antiviral drugs, PDE5 inhibitors and more. DehydraTECH has also evidenced an ability to deliver some drugs more effectively across the blood brain barrier. Lexaria operates a licensed in-house research laboratory and holds a robust intellectual property portfolio with 37 patents granted and many patents pending worldwide. For more information, please visit www.lexariabioscience.com.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements. Statements as such term is defined under applicable securities laws. These statements may be identified by words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions. Such forward-looking statements in this press release include, but are not limited to, statements by the company relating the Company’s ability to carry out research initiatives, receive regulatory approvals or grants or experience positive effects or results from any research or study. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that the Company will actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements.  As such, you should not place undue reliance on these forward-looking statements.  Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation and regulatory approvals, managing and maintaining growth, the effect of adverse publicity, litigation, competition, scientific discovery, the patent application and approval process, potential adverse effects arising from the testing or use of products utilizing the DehydraTECH technology, the Company’s ability to maintain existing collaborations and realize the benefits thereof, delays or cancellations of planned R&D that could occur related to pandemics or for other reasons, and other factors which may be identified from time to time in the Company's public announcements and periodic filings with the US Securities and Exchange Commission on EDGAR. The Company provides links to third-party websites only as a courtesy to readers and disclaims any responsibility for the thoroughness, accuracy or timeliness of information at third-party websites. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA).  Lexaria-associated products are not intended to diagnose, treat, cure or prevent any disease. Any forward-looking statements contained in this release speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements or links to third-party websites contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

INVESTOR CONTACT:

George Jurcic - Head of Investor Relations

ir@lexariabioscience.com

Phone: 250-765-6424, ext 202

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